                                                                    Exhibit 99.1

                        Banc One Credit Card Master Trust
                     Excess Spread Analysis - December 2001


-------------------------------------------------
Series                                    1996-A
Deal Size                                $500 MM
Expected Maturity                      5/15/2003
-------------------------------------------------

Yield                                     21.24%
Less Coupon                                2.05%
     Servicing Fee                         1.50%
     Net Credit Losses                     7.40%
Excess Spread:
     December-01                          10.28%
     November-01                           9.82%
     October-01                            8.81%
Three Month Average Excess Spread          9.64%

Delinquency:
     30 to 59 Days                         1.95%
     60 to 89 Days                         1.43%
     90+ Days                              2.36%
     Total                                 5.74%

Payment Rate                              13.00%

===================================================